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                                                                    EXHIBIT 23.3


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-25001 of TCI Satellite Entertainment, Inc. on Form S-4 of our report on the financial statements of Cox Communications, Inc. Direct Broadcast Satellite Business dated July 10, 1997, filed as an exhibit to the Current Report on Form 8-K of TCI Satellite Entertainment, Inc. dated February 11, 1998, and to the reference to us under the heading "Experts" in the prospectus, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP
Atlanta, Georgia
February 16, 1998